SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2004

Metawave Communications Corporation (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24673 (Commission File Number)	91-1673152 (I.R.S. Employer Identification No.)

12525 Willows Road NE Suite # 130 Kirkland, WA 98034 (Address of principal executive offices)(Zip Code)

(425) 702-5600 (Registrant’s telephone number, including area code)

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Item 5.	Other Events and Regulation FD Disclosure

Metawave Communications Corporation, a Delaware corporation ("Metawave Communications"), has filed a Plan of Liquidation with the United States Bankruptcy Court for the Western District of Washington in Case No. 03-11272, which is attached hereto as Exhibit 99.1. The Plan of Liquidation was approved by the United States Bankruptcy Court on January 9, 2004, in connection with Metawave Communication’s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

	99.1	Plan of Liquidation, as approved by the United States Bankruptcy Court on January 9, 2004

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: April 15, 2004	By: /s/ Randy Scheer Randy Scheer Vice President of Finance

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Metawave Communications Corporation proposes the following Plan of Liquidation pursuant to 11 U.S.C. Chapter 11.

I. DISCLOSURE STATEMENT

The Debtor has filed a Disclosure Statement and this Plan of Liquidation pursuant to 11 U.S.C. § 1125 and Federal Rule of Bankruptcy Procedure 3016(b). This Plan of Liquidation is being disseminated to creditors and equity security holders for vote after the Bankruptcy Court’s conditional approval of the information in the Disclosure Statement. The Disclosure Statement contains useful information to assist creditors and equity security holders in making an informed judgment about how to vote on this Plan of Liquidation. Please read the Disclosure Statement with care in evaluating the impact of this Plan of Liquidation upon your claim or interest.

II. DEFINITIONS

A term used in this Plan of Liquidation that is not defined below and which is used in the Bankruptcy Code shall have the meaning ascribed in the Bankruptcy Code. The following terms when used in this Plan of Liquidation have the meanings specified below.

Administrative Expense: An expense of administration allowed under 11 U.S.C. § 503(b) and any fees and charges due under 28 U.S.C. §1930.

Allowed Claim: Any claim either:

1.              In the amount and priority classification set forth in the proof of such claim that has been timely filed unless:

a.              Such claim has been objected to or is objected to after confirmation, in which case such claim shall be allowed only in the amount and classification that is authorized by the Bankruptcy Court, or

b.              Such claim has been paid, withdrawn, waived or otherwise deemed satisfied in full; or

c.	No amount has been specified in the proof of claim.

2.              In the amount and priority classification listed by the Debtor in its bankruptcy schedules D, E and F as amended and filed with the Bankruptcy Court, unless:

a.	Such claim is listed as disputed, contingent and/or unliquidated,

b.              Such claim has been objected to or is objected to after confirmation, in which case such claim shall be allowed only in the amount and classification that is authorized by the Bankruptcy Court, or

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c.	Such claim has been paid, withdrawn, waived or otherwise deemed satisfied in full.

Assets: Every conceivable asset of the Debtor, all property of the Debtor’s bankruptcy estate under 11 U.S.C. § 541 and all claims which prior to the Effective Date could have been asserted and/or were asserted by the Debtor.

Bankruptcy Code: The Bankruptcy Code as amended and set forth in Title 11 of the United

States Code.

Bankruptcy Court: The United States Bankruptcy Court for the Western District of Washington at Seattle, before which the Case is pending or any other court exercising jurisdiction over the Case in the future.

Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure as supplemented by the Local Bankruptcy Rules for the Western District of Washington and any other local rules applicable to the Bankruptcy Court.

Business Interruption Lawsuit: The lawsuit styled “Metawave Communications Corporation v. St. Paul Fire & Marine Insurance Company, et al.,” Case No. 415560, filed with the Superior Court of the State of California in and for the County of San Francisco, and more fully described in Section III of the Disclosure Statement.

Case: The Debtor’s bankruptcy case (Case No. 03-11272).

Class: A class of claims or interests as defined in Section III of the Plan entitled “Classification of Claims and Interests.”

Committee: The Official Unsecured Creditors Committee appointed in the case.

Common Stock: The shares of common stock of the Debtor.

Confirmation Date: The date upon which an order confirming the Plan is entered by the Bankruptcy Court.

Debtor: Metawave Communications Corporation.

Disclosure Statement: The Debtor’s disclosure statement filed on November 10, 2003, as may be amended or modified in accordance with the Bankruptcy Code or order of the Bankruptcy Court.

Disputed Claim: A filed or scheduled claim which is listed on the Debtor’s schedules as disputed or to which an objection has been filed by a party-in-interest and which has not been determined by a Final Order.

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Effective Date: The first business day that is 11 calendar days after the Confirmation Date or if the order confirming the Plan is stayed pending appeal, the date such stay expires and the order confirming the Plan becomes final.

Equity Security Holders: The holders of shares of stock of the Debtor, whether Preferred Stock or Common Stock.

Federal Judgment Interest Rate: The interest rate set forth in 11 U.S.C. §1961(a).

Final Order: An order or judgment of the Bankruptcy Court as to which the time for appeal has expired without a notice of appeal having been filed or as to which any appeal therefrom has been resolved.

Liquidation Expenses: All expenses incurred by the Debtor and/or the Responsible Officer in the performance of their duties under the Plan.

Petition Date: January 31, 2003, the date upon which the order for relief was entered herein.

Plan: This Plan of Liquidation filed on November 10, 2003, in its present form or as may be amended or modified in accordance with the Bankruptcy Code or order of the Bankruptcy Court.

PCC: The Postconfirmation Creditors Committee described herein.

Preferred Stock: The 84,782 outstanding shares of Series A Preferred Stock of the Debtor.

Proceeds: All funds received from the liquidation of the Assets.

Professional Persons: Persons to be compensated pursuant to §§326, 327, 328, 330, and/or 1103 of the Bankruptcy Code.

Responsible Officer: Gary S. Flood as set forth in Article VII herein.

Secured Claim: A claim against the Debtor that is secured as defined in 11 U.S.C. §506.

Unsecured Claim: A claim against the Debtor that is not a Secured Claim, an Administrative Expense or a priority claim as described in §507(a)(3)-(8) of the Bankruptcy Code.

III. CLASSIFICATION OF CLAIMS AND INTERESTS

The claims and interests are classified as follows:

Class 1: Administrative Expenses.

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Class 2: Allowed Unsecured Claims of the types entitled to priority under 11 U.S.C. §§ 507(a) (3) - (8).

Class 3: All Allowed Secured Claims which are not included in any other class. Each such claim shall be in its own subclass (i.e., Class 3.1, 3.2, etc.).

Class 4: Allowed Unsecured Claims incurred by the Debtor prior to the Petition Date which are not included in any other class.

Class 5.1: Interests of the holders of Preferred Stock up to the amount of the liquidation preference thereof equal to $20,000,073.80 (based upon the liquidation preference of $235.90 per share of Preferred Stock).

Class 5.2: All of the following claims and interests: (a) claims which have been subordinated under 11 U.S.C. §510(b) pursuant to a Final Order; (b) the interests of the holders of Preferred Stock, not to exceed an amount equal to (i) $60,000,221.40 (based upon the maximum allowable distribution thereon of $707.70 per share of Preferred Stock), less (ii) any amounts paid to the holder of the Preferred Stock with respect to its Class 5.1 interest; and (c) the interests the holders of Common Stock.

IV. IMPAIRED CLASSES

Classes 2, 3, 4, 5.1, and 5.2 are impaired under the Plan.

V. TREATMENT OF CLAIMS AND INTERESTS

Class 1: All Allowed Claims in Class 1 shall be paid first from any retainers held for the claimant and then from the Proceeds in full in cash on the Effective Date unless the claimant agrees to accept deferred payments. All Class 1 claims which become Allowed Claims after the Effective Date shall be paid from the Proceeds in full in cash within 15 business days after allowance. Preconfirmation fees of Professional Persons shall only be paid after allowed by court order. Postconfirmation fees of Professional Persons shall be paid and allowed pursuant to the provisions of Article X of the Plan.

Class 2: All Allowed Claims in Class 2 shall be paid from the Proceeds in full in cash on the Effective Date. All Class 2 claims which become Allowed Claims after the Effective Date shall be paid from the Proceeds in full in cash within 15 business days after allowance. Notwithstanding the prior two sentences, Class 2 claims shall be paid only after all Class 1 claims have been paid in full or there are sufficient Proceeds reserved to pay all Class 1 claims in full. Accordingly, if in the discretion of the Responsible Officer there are insufficient Proceeds available to reasonably ensure payment of Class l claims in full, the Responsible Officer may delay payment of Class 2 claims until such time as they have determined in their discretion that there are sufficient Proceeds reserved to pay all anticipated Class 1 claims.

Class 3: All Allowed Claims in Class 3 shall, at the Responsible Officer’s election, either be given their collateral or paid from the Proceeds in full in cash on the Effective Date. All Class 3 claims which become Allowed Claims after the Effective Date which the Responsible Officer

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elects to pay shall be paid from the Proceeds in full in cash within 15 business days after allowance.

Class 4: All Allowed Claims in Class 4 shall be paid, plus interest from the Petition Date at the applicable Federal Judgment Interest Rate up to and as of the date of distribution, after all Allowed Claims in Class l, 2, and 3 have been paid in full. The timing of payment to Class 4 shall be left to the discretion of the Responsible Officer provided, however, the Responsible Officer is expected to make a full distribution to Class 4 creditors shortly after the Confirmation Date, with appropriate holdbacks and reserves, if there are sufficient Proceeds after reasonable reserves/holdbacks to do so economically.

Class 5.1: The Class 5.1 interests shall continue in effect, and shall receive a distribution not to exceed the total liquidation preference payable with respect to the Preferred Stock of $20,000,073.80 upon (a) final liquidation of all Assets, including the Business Interruption Lawsuit, (b) full payment of all Allowed Claims in Classes 1 through 4 above, and (c) payment of all Liquidation Expenses.

Class 5.2: Class 5.2 claims and interests shall continue in effect, and shall receive a distribution in the event that there are any remaining liquidation proceeds of Assets, following full payment of the Class 5.1 interests as described above. A bar date for filing proofs of interest with respect to Common Stock and a time limit for objection to such proofs of interest shall be established only by further Bankruptcy Court order if the Debtor determines that proceeds will be available for distribution to holders of Class 5.2 claims and interests.

VI. SOURCE OF FUNDS

The funds necessary to make payments on all Allowed Claims shall come from the Proceeds. The Proceeds shall be generated from the Debtor’s cash on hand on the Effective Date and from the liquidation of all of the Assets, including the Business Interruption Lawsuit.

VII. MEANS FOR EXECUTION OF THE PLAN AND DESIGNATION OF

RESPONSIBLE OFFICER

On the Effective Date: (1) the Responsible Officer shall have full and exclusive authority to act on behalf of the Debtor in the best interests of all creditors and Equity Security Holders subject to the terms of the Plan, and shall serve as the disbursing agent; (2) notwithstanding 11 U.S.C. §114l(b), all assets of the Debtor’s bankruptcy estate shall remain property of the estate, and all of the Assets shall remain and/or become property of the estate, until (a) all classes of creditors have been paid in full, (b) the remaining liquidation proceeds, if any, have been distributed to the holders of Preferred Stock and Common Stock in the priority set forth herein, and (c) the Case is closed pursuant to an order of the Bankruptcy Court; and (3) the automatic stay imposed by 11 U.S.C. §362 shall remain in place until the Case is closed pursuant to an order of the Bankruptcy Court, or until further order of the Bankruptcy Court.

On the Effective Date, Gary S. Flood shall be authorized to (a) serve as and become the Debtor’s Responsible Officer, (b) exercise the Debtor’s powers with full and exclusive authority as the sole officer of the Debtor authorized to take all action on behalf of the corporation and

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applicable nonbankruptcy law, and (c) the Debtor may be so managed exclusively by the Responsible Officer without a board of directors or other officers otherwise mandated by applicable nonbankruptcy law.

In connection with the foregoing, the Responsible Officer’s primary responsibility shall be to liquidate and otherwise reduce to money all of the Assets and to distribute the Proceeds to creditors and Equity Security Holders in the priority indicated in Section V of the Plan. The Responsible Officer shall have authority to sell any of the remaining Assets free and clear of liens and encumbrances under 11 U.S.C. §363 and to abandon any of the Assets under 11 U.S.C. §554.

Upon payment in full of all Class 4 Allowed Claims, the Responsible Officer may sell any remaining Assets, settle any claim which is an Asset, settle the Business Interruption Lawsuit, and/or abandon any Asset without Bankruptcy Court approval; nonetheless, the Bankruptcy Court retains jurisdiction to decide any such matters in the event the Responsible Officer elects or any party-in-interest seeks Bankruptcy Court adjudication of such matters.

Specifically, the Responsible Officer shall have the full and exclusive authority to act on behalf of the Debtor to pursue to conclusion all pending litigation matters, including the Business Interruption Lawsuit. The Responsible Officer shall be authorized to settle such matters and pay related compensation and expenses and Liquidation Expenses without further order of the Bankruptcy Court.

Additionally, the Responsible Officer shall have the full and exclusive authority to act on behalf of the Debtor to pursue to conclusion all litigation pending or that may be brought against the Debtor’s insurers regarding coverage under the Debtor’s insurance policies, whether such matters involve the Debtor as a plaintiff or a defendant.

Finally, the Responsible Officer shall have the full and exclusive authority to act on behalf of the Debtor to pursue to conclusion litigation grounded in information unknown to the Debtor as of the Confirmation Date.

All pending litigation matters and claims asserted by the Debtor (including the Business Interruption Lawsuit, any adversary proceedings in this Case pending as of the Confirmation Date, and the Debtor’s $110,000 indemnity claim asserted against Merrill Lynch, Pierce Fenner & Smith Incorporated) constitute Assets, are specifically reserved pursuant to the Plan, and shall not be barred by any theory of res judicata based solely on confirmation of the Plan.

The Debtor shall pay the Responsible Officer’s fees and expenses as an administrative expense. So long as the Responsible Officer is Gary S. Flood, the Debtor shall pay his fees, chargeable at an hourly rate of $125. Upon payment of all Class 4 Claims, the Responsible Officer shall receive a one-time payment in the Amount of Fifty-Five Thousand Dollars ($55,000). Additionally, so long as the Responsible Officer is Gary S. Flood, the Responsible Officer shall be paid an amount equal to one and one-half percent (1.5%) of any proceeds received by the Debtor after the Effective Date resulting from the liquidation of the Debtor’s remaining Assets, including, without limitation, the Business Interruption Lawsuit.

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VIII. POSTCONFIRMATION CREDITORS COMMITTEE

Upon confirmation, the Committee shall remain in existence, but it shall thereafter be known and redesignated as the Postconfirmation Creditors Committee (“PCC”). The PCC shall prescribe its own rules of procedure, subject to the following requirements. The PCC’s rights and duties are restricted and limited to those described and provided for herein.

The PCC may continue to employ the current attorneys for the Committee as counsel for the PCC to advise it with respect to such limited rights and duties, and the PCC is entitled to recover its reasonable attorneys’ fees and expenses from the Debtor. Absent Bankruptcy Court approval with notice to the Debtor, the PCC may not employ other Professional Persons, the fees and costs of which are to be borne by the Debtor. Any dispute concerning the fees and costs of Professional Persons of the PCC shall be heard and determined by the Bankruptcy Court.

Members of the PCC are entitled to receive reimbursement of their reasonable expenses from the Debtor, but they shall serve without compensation. Any dispute concerning the reimbursement of expenses for PCC members shall be heard and determined by the Bankruptcy Court.

Any notices or information required herein to be sent to the PCC shall be forwarded by facsimile or e-mail to the PCC, c/o Robert Amkraut, Riddell Williams P.S.; fax number: (206) 389-1708; confirmation number: (206) 624-3600; e-mail address: ramkraut@riddellwilliams.com.

Upon the earlier of (a) the Debtor’s final distribution on all Class 4 Allowed Claims under the Plan, (b) unanimous consent of its members, or (c) resignation of all of its members, the PCC shall disband and cease to exist. Upon disbandment of the PCC, any requirement in any order of the Bankruptcy Court that the Committee and/or its counsel consent to any particular action shall be hereby abrogated, and such orders shall remain otherwise valid.

Inasmuch as the Debtor expects to be able to pay all Allowed Claims in full shortly after confirmation, it is expected that the PCC will disband quickly after the Effective Date.

IX. PROCEDURES GOVERNING DISTRIBUTIONS

1. Unclaimed Funds: Pursuant to 11 U.S.C. §347(b), sixty (60) days after any distribution made pursuant to the provisions of the Plan, the Debtor shall send a certified letter to each claimant who has received a check which remains unpaid, informing such claimant that it has thirty (30) days in which to respond to the Debtor and cash the check. If the Claimant fails to (a) respond to the certified letter and cash the check during such period, or (b) the certified letter is returned as undeliverable, the Debtor shall stop payment on such check, and said funds shall be returned to the Debtor. From and after the date that the Debtor stops payment on any distribution check pursuant to the terms of Article IX, the holder of the Claim on account of which such check was issued shall be entitled to no further distributions on account of the Claim, and such holder’s Allowed Claim shall thereupon be deemed satisfied in full.

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2. Change of Address: All distributions to creditors under the Plan shall be mailed to the address listed on the respective creditor’s proof of claim (or assignee’s notice of transfer), or in the absence of a proof of claim (or notice of transfer), at the address listed in the Debtor’s schedules for such creditor. Any changes of address must be forwarded to Metawave Communications Corporation, c/o Mark Charles Paben, Preston Gates & Ellis, LLP, 925 Fourth Avenue, Suite 2900, Seattle, WA 98104-1158, by certified mail; such change of address shall not take effect for the purposes of this Article IX until fifteen (15) days after the Debtor receives such certified letter advising of the address change.

3. De Minimis Distributions. No cash payment or distribution of less than $10 or of a value less than $10 shall be made by the Debtor in respect of any Allowed Class 4 Claim or Class 5.2 claim or interest.

X. POSTCONFIRMATION PROFESSIONAL FEES

Subsequent to the Confirmation Date, the Debtor shall be authorized to pay fees and expenses incurred by Professional Persons for the Debtor and the PCC. Monthly invoices of said fees and expenses shall be delivered to the Responsible Officer. Unless a written objection is received within ten (10) days after receipt of the monthly invoices, said fees and expenses shall be paid by the Debtor. If a written objection is received within ten (10) days, the parties seeking payment shall apply to the Bankruptcy Court for approval of said fees and expenses, if the objection cannot be amicably resolved.

XI. CLAIMS OBJECTIONS, TREATMENT OF DISPUTED CLAIMS, AND RIGHTS AND STATUS OF EQUITY SECURITY HOLDERS

A. Objection To Claims. Any objection to a claim by the Debtor must be filed on the later of (a) March 1, 2004, or (b) thirty (30) days after the filing of a proof of claim pursuant to the provisions of Article XII (B) below or other claims filed subsequent to confirmation, unless said time period is extended by the Bankruptcy Court for cause shown. Objections must be served in accordance with Bankruptcy Rule 3007. Furthermore, any and all claim objections pending as of the Confirmation Date are specifically reserved by the Plan and shall not be barred by any theory of res judicata based solely on confirmation of the Plan.

B. Treatment Of Disputed Claims. Notwithstanding any provision of the Plan specifying the time for payment of distributions to holders of claims, no distribution shall be made to the holder of any Disputed Claim until the time such Claim has been determined to be an Allowed Claim. At the time of each distribution to holders of Claims in a class or unclassified category which contains any Disputed Claim, the Responsible Officer as disbursing agent shall reserve the amount which would have been distributed to holders of the Disputed Claims had their claims been Allowed Claims so that the timing of distributions to other creditors shall not be affected by any delay in the resolution of the Disputed Claims. Upon the allowance of any Disputed Claim, the holder shall be paid the amount which such holder would have received had its claim been an Allowed Claim on the Effective Date.

Notwithstanding the foregoing, the Responsible Officer shall make a distribution on all undisputed portions, if any, of Disputed Claims pursuant to the relevant provisions of the Plan.

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Upon the allowance of the disputed portion of a Disputed Claim, the Responsible Officer shall make a distribution on the amount of the allowed portion.

C. Settlement Of Claims. Settlement of Disputed Claims shall be approved on an ex parte basis if the subject settlement order is settled as a result of a filed claim objection or if it is executed by both the Debtor and the PCC (if not disbanded). Otherwise, approval of the subject compromise agreement will require (a) notice to the Debtor, the PCC (if not disbanded), and all parties entitled to special notice in the Case, and (b) a hearing, unless the Debtor obtains an order from the Bankruptcy Court authorizing the particular compromise to be approved without a notice and hearing in appropriate circumstances.

D. Rights and Status of Holders of Class 5.2 Claims and Interests. The Bankruptcy Court retains jurisdiction to determine the rights and status of holders of Class 5.2 claims and interests, and the Case may be reopened by any party-in-interest for such purpose, particularly if (a) it turns out that there will be a distribution to holders of Class 5.2 claims and interests, and there are issues concerning the distribution rights of such holders, or (b) there is no return to Class 5.2 interests, and it is appropriate to obtain an order canceling such interests.

XII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Rejected Executory Contracts And Unexpired Leases. Any executory contract or unexpired lease not previously assumed or rejected pursuant to court order will be deemed rejected by the Debtor on the Effective Date. Any contracts entered into postpetition by the Debtor, including insurance policies, remain unimpaired and unaffected by this Article XII(A) rejection.

B. Filing Of Claims Arising From Rejection Of Contract Or Unexpired Lease. Any claim arising from the rejection of any executory contract or unexpired lease is a Class 4 Claim to the extent it is an Allowed Claim. Any party holding a claim arising from the rejection of a contract or unexpired lease pursuant to the foregoing provisions of the Plan must file a proof of such claim with the Bankruptcy Court on or before December 29, 2003. The failure of any party to timely file a proof of claim required hereunder will result in the disallowance of the claim.

C. Insurance Policies. To the extent that any of the insurance policies set forth on Exhibit A to this Plan are considered to be executory contracts, then, notwithstanding anything herein to the contrary, this Plan shall constitute a motion to assume such insurance policies. Entry of an order confirming this Plan shall constitute approval of such assumption pursuant to 11 U.S.C. §365 and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, the estate, and all parties in interest. The Debtor believes that there are no existing defaults under any insurance policy identified in Exhibit A which would require cure prior to assumption pursuant to 11 U.S.C. §365(b). To the extent that the Bankruptcy Court determines otherwise, the Debtor shall be entitled to seek rejection of such insurance policy or other available relief.

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XIII. COMPLIANCE WITH TAX REQUIREMENTS

In connection with this Plan, the Debtor and the Responsible Officer shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities.

XIV. COMPLIANCE WITH SEC REPORTING REQUIREMENTS

Since the filing of the Debtor's Chapter 11 petition with the Bankruptcy Court, the Debtor has not made its periodic filings with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Debtor, has, however, filed with the SEC on Form 8-K, copies of the periodic financial reports that are required to be filed with the Bankruptcy Court and the United States Trustee. The Debtor anticipates continuing to file such financial reports through March 31, 2004, but does not anticipate making any other filings pursuant to the Exchange Act. The Debtor plans to request formal relief from the SEC with respect to its compliance with the Exchange Act.

XV. UNITED STATES TRUSTEE FEES AND REPORTING REQUIREMENTS

The Debtor and the Responsible Officer shall be responsible for timely payment for fees incurred pursuant to 28 U.S.C. §1930(a)(6). After confirmation, the Debtor should continue to serve on the Office of the United States Trustee a monthly financial report as long as the Case remains open. The Debtor intends to seek entry of a final decree shortly after the final distribution to Class 4 creditors is made, probably during the First Quarter of 2004.

XVI. JURISDICTION OF THE BANKRUPTCY COURT

The Bankruptcy Court shall retain jurisdiction over the Debtor, the Assets, and the Proceeds until the Plan is fully consummated and an order closing the Case is entered by the Bankruptcy Court. The Bankruptcy Court’s retained jurisdiction shall give it authority to hear matters for the purposes of administering the Plan, including without limitation (including reopening the Case for the purpose of any of the following):

1.              Classifying claims and reexamining claims which have been allowed for the purposes of voting on the Plan.

2.              Determining the allowance or disallowance of any claims or interests including without limitation the Debtor’s objections to claims and/or interests.

3.              Entering orders directing disbursement of the Proceeds as contemplated by the Plan.

4.              Determining all questions and disputes regarding title to the Assets and determining all causes of action, controversies, disputes or conflicts between the Debtor and any

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other party including without limitation any right of the Debtor to recover assets pursuant to the provisions of the Bankruptcy Code.

5.              Correcting any defect, curing any admission, or reconciling any inconsistency in the Plan or the order of confirmation as may be necessary to carry out the purposes and intent of the Plan.

6.	Modifying or amending the Plan after confirmation.

7.	Determining allowances of compensation and other Administrative Expenses.

8.	Enforcing and interpreting the terms of the Plan.

9.              Providing a replacement for Gary S. Flood as Responsible Officer should he resign or otherwise not be able to continue in such capacity.

10.           Establishing a bar date for filing proofs of interest with respect to Common Stock and adjudicating any objections with respect to such proofs of interest.

11.           Canceling the Class 5.2 claims and interests if appropriate or otherwise determining the rights and status of the holders of such Class 5.2 claims and interests pursuant to Article XI(D) of this Plan.

12.	Entering a final decree and an order closing the case.

DATED this 10th day of November, 2003.

METAWAVE COMMUNICATIONS CORPORATION

By:	_

Gary S. Flood

Its President/CEO

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EXHIBIT A

Insurance Policies

Insurance Carrier:	Description of Policies:
Twin City Fire Insurance Company	Twin City Fire Insurance Co. Interim Funding Agreement. Coverage for Directors, Officers & Company Liability. Twin City is co-obligor with respect to defense costs of D&O claims.
Woodruff-Sawyer & Co. for Kemper/America Mfgs. Mutual; Chubb Federal Insurance Co.; Kemper/Lumberman’s Mutual

Insurance through 7/15/03: General Liability POL#3MH7730770; Auto Liability POL #3MA77307700; Excess Liability POL #3LD00393100; E&O and Fiduciary LIABILITY POL#3LH00319300; Lloyds of London POL#SE815530W and #MC 1284; Liberty Mutual POL#076649011

Woodruff-Sawyer & Co./Kemper/Lumberman’s Mutual Casualty Co.	Insurance Policy QD70117200 covering foreign commercial liability; foreign automobile liability, foreign voluntary workers compensation
The St. Paul Fire & Marine Insurance Co.	Policy No. 594CM0132 – Underlying Twin City Fire Ins. Pol. #NDA0161897-01 Directors & Officers Liability – Performance on Policy

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